                                                                     Exhibit 5.1

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         December 21, 2007               FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

WHX Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

                   Re:      Registration Statement on Form S-1
                            ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to WHX Corporation, a Delaware corporation
(the "Company"), in connection with the filing of its registration statement on
Form S-1 (File No. 333-146803) (the "Registration Statement") relating to the registration of shares of the Company's common stock, par value $0.01 per share
(the "Common Stock") to be sold for an aggregate purchase price of up to $200 million (the "Shares), issuable upon exercise of rights (the "Rights") to be distributed to holders of record of shares of the Common Stock as of the record date for a proposed rights offering by the Company. This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange
Commission (the "Commission").

          We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii)
the prospectus forming a part thereof (the "Prospectus"), (iii) the form of certificate to represent the Rights, (iv) the Company's Certificate of
Incorporation and By-laws, each as amended to date, (v) the Company's corporate proceedings, and (vi) such other documents as we have considered appropriate for the purposes of this opinion. We have also reviewed such other matters of law and have examined and have relied upon such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the
Company and others.

          Based upon the foregoing, we are of the opinion that (i) the Rights have been duly authorized and, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a)
bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (ii) the
Shares have been duly authorized, and when the Shares are issued upon the exercise of the Rights in accordance with their terms as described in the
Registration Statement, including payment of the subscription price, the Shares will be duly and validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to matters of law of the
United States of America and the State of Delaware, which laws govern the proposed rights offering by the Company. We express no opinion as to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference made to our firm under the caption
"Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

          This opinion is being furnished in connection with the Registration
Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

                              Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP